Exhibit 10.56
EXECUTION COPY

New Residential Investment Corp.
1345 Avenue of the Americas, 45th Floor
New York, NY 10105
March 31, 2020
Fortress Credit Opportunities V Advisors LLC
1345 Avenue of the Americas, 45th Floor
New York, NY 10105

Re:	Specified Call Rights
Ladies and Gentlemen:
Reference is made to the sale of various residential mortgage backed securities on or about the date hereof by NIC RMBS LLC (“Seller”) to one or more affiliates of Fortress Credit Opportunities V Advisors LLC (“Company”). Such sale is referred to herein as the “Sale Transaction”. Pursuant to the Sale Transaction, affiliates of Company will acquire, among other things, certain interests in residential mortgage backed securities identified by the CUSIPs listed on Schedule 1 attached hereto. The securitization transactions under which such residential mortgage backed securities were issued are referred to herein as the “Specified RMBS Transactions”.
1.Capitalized Terms.
Certain terms used in this letter agreement are defined in Section 25 hereof.

2.	Call Rights
Seller is an indirect wholly owned subsidiary of NRZ.
Certain subsidiaries of NRZ own Call Rights in respect of certain residential mortgage-backed securitization transactions.
Certain subsidiaries of NRZ own the right to direct the servicer, holder of subordinate securities and/or other applicable party (any such party, an “Other Party”) to exercise Call Rights with respect to certain residential mortgage-backed securitization transactions (such rights, “Direction Rights”).

3.	Exercise of Specified Call Rights
In furtherance of the Sale Transaction, NRZ agrees that it will only exercise, or cause or permit its applicable subsidiaries to exercise, any Specified Call Right controlled by it, if any, at the written direction of Company.

4.	Notice for Exercise of Specified Call Rights.

(i)
Company Direction. If Company desires to direct NRZ or its subsidiaries to exercise a Specified Call Right, Company shall give written notice thereof (a “Direction Notice”) to NRZ no later than thirty (30) days prior to the date on which NRZ is required to provide notice regarding exercise of such Specified Call Right (either pursuant to the definitive documentation governing the applicable Specified RMBS Transaction or under agreements between the related NRZ Party and Other Party regarding the exercise of the related Direction Right).

(ii)
NRZ Optional Participation. No later than ten (10) days after NRZ’s receipt of a Direction Notice, NRZ may, in its sole discretion, provide written notice (a “Non-Participation Notice”) to Company to the effect that NRZ will not participate in the exercise of such Specified Call Right. If NRZ delivers a Non-Participation Notice, NRZ will not participate in such Specified Call Right.

(iii)
Company Withdrawal Option. If NRZ delivers a Non-Participation Notice, no later than ten (10) days after Company’s receipt of such Non-Participation Notice, Company may, in its sole discretion, withdraw the related Direction Notice by written notice (a “Withdrawal Notice”) to NRZ. If Company issues a Withdrawal Notice, NRZ will not exercise, or cause or permit its applicable subsidiaries to exercise, the related Specified Call Right until receipt of a new Direction Notice to the contrary.

5.	Benefit of Exercise of Specified Call Rights
If NRZ (or a subsidiary thereof) exercises any Specified Call Right at the written direction of Company, NRZ (and/or a designee thereof) and Company (and/or a designee thereof) shall share in the profits and losses in connection with such exercise in the manner set forth below.

(i)	If NRZ delivers a Non-Participation Notice to Company and Company does not deliver a Withdrawal Notice:

a.	Company or its designee shall pay 100% of the Termination Price and 100% of the Expense Amounts; and

b.	Company or its designee is entitled to 100% of the profits and losses in connection with the exercise of any Specified Call Right.

(ii)	If NRZ does not deliver a Non-Participation Notice to Company:

a.	NRZ or its designee shall pay 50% of the Expense Amounts and 50% of the Termination Price;

b.	Company or its designee shall pay 50% of the Expense Amounts and 50% of the Termination Price;

c.	NRZ or its designee is entitled to 50% of the profits and losses in connection with the exercise of any Specified Call Right; and

d.	Company or its designee is entitled to 50% of the profits and losses in connection with the exercise of any Specified Call Right.

The profits and losses for any Specified Call Right shall be determined by NRZ in its good faith discretion in a manner consistent with its practices and procedures for determining the profitability of Call Rights prior to the date of this letter agreement. Such profitability shall be determined giving effect to the related (i) Termination Price, and (ii) Expense Amounts. NRZ shall provide the Company’s representatives with access to the workpapers and other materials used to make such determination and will consult with those representatives to explain the calculation.
NRZ and Company will work in good faith after the date of this letter agreement to jointly determine policies and procedures for (i) the acquisition of any assets in connection with the exercise of any Specified Call Right and (ii) the subsequent disposition, servicing and/or financing of any such assets.
Notwithstanding anything to the contrary herein, (i) if either party to this letter agreement or its designee fails to fund its required portion of the Termination Price for any Specified Call Right in accordance with this letter agreement, the other party may fund such portion of the applicable Termination Price on behalf of the non-funding party and (ii) in such circumstance, the funding party shall be entitled to, and responsible for, 100% of the beneficial interests and burdens in respect of such Specified Call Right, including but not limited to, (a) any assets to be acquired in connection with such Specified Call Right, (b) 100% of the related Expense Amounts and (c) 100% of any and all liabilities, obligations, losses, damages, taxes, claims, actions, judgments, penalties, fines, forfeitures and suits, and any and all costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against any NRZ Indemnified Party or any Company Indemnified Party in any way relating to or arising out of, directly or indirectly, this letter agreement and/or the exercise, proposed exercise, or potential exercise of such Specified Call Right.

6.	Conditions to Exercise of Specified Call Rights
NRZ will not have any obligation to exercise, or cause or permit its applicable subsidiaries to exercise, any Specified Call Right unless all of the following conditions are satisfied in respect of such Specified Call Right:
a.NRZ shall have received a Direction Notice in respect thereof;
b.Prior to NRZ’s or any subsidiary’s initiation of the exercise of any Specified Call Right, Company shall have provided reasonable assurances of Company’s ability to pre-fund (i) its applicable portion of the Termination Price no later than three business days before the date on which NRZ (or any affiliate) is required to deposit the same in accordance with the definitive documents for the related Specified RMBS Transaction or under any agreements with any Other Parties, (ii) its applicable portion of NRZ’s good faith estimate of the Expense Amounts related to such Specified Call Right (as determined by NRZ based on its prior experience exercising Call Rights), and (iii) NRZ’s good faith estimate of any NRZ Indemnified Amounts related to such Specified Call Right;
c.The applicable Specified Call Right is eligible to be exercised under the applicable Specified RMBS Transaction as of the date of such exercise;
d.NRZ, in its good faith determination, agrees with Company as to the calculation of the applicable Termination Price;

e.There is no threatened, pending or ongoing injunction, litigation, investigation, order, decree or other proceeding related to (i) the exercise of such Specified Call Right or (ii) the exercise of Call Rights in respect of residential mortgage-backed securitizations issued under the same or similar securitization “shelves” as the related Specified RMBS Transaction; and
f.Company does not have any material unpaid obligations owing under this letter agreement.
In the event the condition described in clause e. above is not satisfied in respect of any Specified Call Right and all other applicable conditions set forth in this Section 6 are satisfied, NRZ will use commercially reasonable efforts, in consultation with Company, to determine whether such Specified Call Right may be exercised in a manner not in contravention of (or that could not expose either NRZ or Company to material liabilities under) any such applicable threatened, pending or ongoing injunction, litigation, investigation, order, decree or other proceeding.

7.	Pre-Funding by Company
Company or its designee shall pre-fund:

(i)
its applicable portion of the Termination Price no later than three business days before the date on which NRZ (or any affiliate) is required to deposit the same in accordance with the definitive documents for the related Specified RMBS Transaction or under any agreements with any Other Parties;

(ii)
its applicable portion of NRZ’s good faith estimate of the Expense Amounts related to the exercise of the related Specified Call Right (as determined by NRZ based on its prior experience exercising Call Rights) no later than three business days before the date of the exercise of such Specified Call Right; and

(iii)
if requested by NRZ, any NRZ Indemnified Amounts reasonably expected by NRZ related to the exercise of the related Specified Call Right from time to time as reasonably requested by NRZ based on its expected incurrence of such NRZ Indemnified Amounts.

Unless NRZ has delivered a Non-Participation Notice, NRZ is responsible for the remaining portion of the Termination Price, if any, and expected Expense Amounts related to the exercise of the applicable Specified Call Right, subject to the true-up provisions of Section 8.

8.	Expense Amounts and Termination Price True-Up
NRZ may apply all pre-funded expected Expense Amounts against Company’s applicable portion of the Expense Amounts actually incurred. If the amounts prefunded by Company or its designee on account of any expected Expense Amounts for any Specified Call Right ultimately exceed Company’s applicable portion of the related Expense Amounts, as determined by NRZ in its good faith discretion, NRZ shall promptly reimburse (or cause the reimbursement of) Company or its designee for the amount of any such excess.
NRZ may apply all amounts pre-funded by the Company or its designee for the Termination Price against Company’s applicable portion of the actual Termination Price. If the amounts prefunded by Company or its designee on account of the expected Termination Price for any Specified Call Right exceed Company’s applicable portion of the final Termination Price, NRZ shall promptly reimburse (or cause the reimbursement of) Company or its designee for the amount of any such excess.
If the amounts prefunded by Company or its designee on account of the expected Expense Amounts or expected Termination Price for any Specified Call Right are less than Company’s applicable portion of the actual Expense Amounts or final Termination Price, as applicable, Company shall pay (or shall cause its designee to pay) the amount of such shortfall within five (5) days of NRZ’s request therefor.

9.	Indemnification by Company
Company shall indemnify and hold harmless each NRZ Indemnified Party from and against, the Company Indemnification Percentage of any and all liabilities, obligations, losses, damages, taxes, claims, actions, judgments, penalties, fines, forfeitures and suits, and any and all costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against any NRZ Indemnified Party in any way relating to or arising out of, directly or indirectly, this letter agreement and/or the exercise, proposed exercise, or potential exercise of any Specified Call Right (any such amounts, the “NRZ Indemnified Amounts”).
If Company or its designee pre-funds any NRZ Indemnified Amounts for any Specified Call Right, NRZ may apply such pre-funded amounts against any NRZ Indemnified Amounts as the NRZ Indemnified Amounts are incurred. If the amounts pre-funded by Company or its designee on account of any NRZ Indemnified Amounts for any Specified Call Right ultimately exceed the related NRZ Indemnified Amounts for such Specified Call Right as determined by NRZ in its good faith discretion, NRZ shall promptly reimburse Company or its designee for the amount of any such excess.
Company shall pay to the applicable NRZ Indemnified Party any applicable NRZ Indemnified Amounts (to the extent not pre-funded by Company or its designee) within five (5) days of NRZ’s or any other NRZ Indemnified Party’s request therefor.

10.	Indemnification by NRZ
NRZ shall indemnify and hold harmless each Company Indemnified Party from and against, the NRZ Indemnification Percentage of any and all liabilities, obligations, losses, damages, taxes, claims, actions, judgments, penalties, fines, forfeitures and suits, and any and all costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against any Company Indemnified Party in any way relating to or arising out of, directly or indirectly, this letter agreement and/or the exercise, proposed exercise, or potential exercise of any Specified Call Right (any such amounts, the “Company Indemnified Amounts”).
NRZ shall pay to the applicable Company Indemnified Party any applicable Company Indemnified Amounts within five (5) days of Company’s or any other Company Indemnified Party’s request therefor.

11.	Notices

All notices, consents, waivers, and other communications hereunder must be in writing to the appropriate addresses, facsimile number or email address set forth below:
If to Company, addressed as follows:
Fortress Credit Opportunities V Advisors LLC
1345 Avenue of the Americas, 46th Floor
New York, NY 10105
Attention: David Brooks
Email: dbrooks@fortress.com

If to NRZ, addressed as follows:
New Residential Investment Corp.
1345 Avenue of the Americas, 45th Floor
New York, NY 10105
Attention: Jonathan Grebinar
Email: jgrebinar@fortress.com

or to such other individual or address as a party hereto may designate for itself by notice given as provided in this Section.

12.	Survival
Sections 5, 7, 8, 9, 10, 11, 12, 13, 16, 17, 18, 21, 22 and 23 of this letter agreement shall survive the termination of this letter agreement and the exercise of any Specified Call Right.

13.	Successors and Assigns
This letter agreement shall be binding on all successors and assigns of the parties hereto. Neither NRZ nor Company may assign, transfer or otherwise transfer any of its rights or obligations under this letter agreement to any person without the prior written consent of the other party hereto.

14.	Severability
Any part, provision, representation or warranty of this letter agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

15.	Counterparts
This letter agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument. Delivery of an executed signature page of this letter agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof

16.	GOVERNING LAW
THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).

17.	WAIVER OF JURY TRIAL
EACH PARTY HERETO IRREVOCABLY AND ABSOLUTELY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH, ARISING UNDER OR RELATING TO THIS LETTER AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO AFFECT SUCH WAIVER.

18.	SUBMISSION TO JURISDICTION
EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS LETTER AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY, (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT, (III) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER OR BY ANY OTHER MANNER IN ACCORDANCE WITH LAW, AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

19.	Entire Agreement
This letter agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and thereby and supersede any and all prior agreements, arrangements and understandings, both written and oral, between the parties relating to the subject matter hereof and thereof.

20.	Third Party Beneficiaries
Each of the Company Indemnified Parties and NRZ Indemnified Parties is an express and intended third party beneficiary of this letter agreement.

21.	Further Assurances
Each party hereto shall execute and deliver in a reasonable timeframe such reasonable and appropriate additional documents, instruments or agreements and take such reasonable actions as may be necessary or appropriate to effectuate the purposes of this letter agreement at the request of any other party hereto.

22.	Amendments and Waivers
No amendment or modification of this letter agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.

23.	Remedies Cumulative
Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this letter agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this letter agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The failure of a party hereto at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same. All rights and remedies existing under this letter agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

24.	Potential Inability to Exercise Specified Call Rights
The Company acknowledges and agrees that the NRZ Parties’ ability to exercise the Specified Call Rights may be limited, in whole or in part, or delayed if a third party exercises such Call Rights or seeks to prevent the applicable NRZ Party from exercising such Call Rights, if the related securitization trustee or another securitization counterparty refuses to permit the exercise of such rights, or if a party to the related securitization transaction necessary to exercise the Call Rights is subject to bankruptcy proceedings or no longer in existence.
NRZ gives no assurance as to whether or not Company will actually get the benefit of the exercise of any Specified Call Right pursuant to this letter agreement.

25.	Certain Defined Terms
As used in this letter agreement, the following terms shall have the following meanings:
“Call Rights” means, in respect of any residential mortgage-backed securitization transaction, the contractual right in the definitive documentation therefor (if any) to (i) amend and/or terminate the transactions contemplated by certain residential mortgage servicing agreements, securitization trust agreements, pooling and servicing agreements or other agreements and (ii) acquire certain of the residential mortgage loans, REO and certain other assets in the trust subject to such residential mortgage servicing agreements, securitization trust agreements, pooling and servicing agreements or other agreements in connection with such amendment or termination against delivery the applicable Termination Price.
“Company” is defined in the introductory paragraph.

“Company Indemnification Percentage” means, in respect of a Specified Call Right (i) if NRZ has delivered a Non-Participation Notice, 100%, and (ii) if NRZ has not delivered a Non-Participation Notice, 50%.
“Company Indemnified Amounts” is defined in Section 10.
“Company Indemnified Parties” means Company and its partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives.
“Direction Notice” is defined in Section 4(i).
“Direction Rights” is defined in Section 2.
“Expense Amounts” means any of the following to the extent related to, or arising in connection with, the exercise, proposed exercise, or potential exercise of any Specified Call Right:

(i)
all out-of-pocket amounts incurred or payable by any NRZ Party in connection with the exercise of such Specified Call Right, including, without limitation, (a) all amounts payable by any NRZ Party to the Other Parties and transaction parties to the extent required under the related Specified RMBS Transaction or otherwise required by such parties in order to exercise the related Specified Call Right, and (b) fees and expenses of Other Parties, other parties to the related Specified RMBS Transaction, consultants, contractors and valuation agents;

(ii)
to the extent not paid out of the proceeds of the related Termination Price, (a) all related unpaid monthly advances directly or indirectly held by any NRZ Party or any Other Party in connection with the related Specified RMBS Transaction, (b) all related unpaid servicing advances directly or indirectly held by any NRZ Party or any Other Party in connection with the related Specified RMBS Transaction, and (c) all accrued and unpaid servicing fees directly or indirectly held by any NRZ Party or any Other Party in connection with the related Specified RMBS Transaction;

(iii)
to the extent not paid out of the proceeds of the related Termination Price, applicable de-boarding fees or termination fees directly or indirectly payable by any NRZ Party in connection with the exercise of such Specified Call Right and/or directly or indirectly payable by any NRZ Party in connection with the transfer of servicing or subservicing of the mortgage loans subject to the related Specified RMBS Transaction; and

(iv)
any out-of-pocket costs and expenses associated with (a) creating any entity or entities to hold any assets acquired in connection with the exercise of any Specified Call Right and/or (b) the subsequent disposition of any such assets and/or the financing of any such assets.

“Non-Participation Notice” is defined in Section 4(ii).
“NRZ” means New Residential Investment Corp.

“NRZ Indemnification Percentage” means, in respect of a Specified Call Right (i) if NRZ has delivered a Non-Participation Notice, 0%, and (ii) if NRZ has not delivered a Non-Participation Notice, 50%.
“NRZ Indemnified Amounts” is defined in Section 9.
“NRZ Indemnified Parties” means each NRZ Party and its partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives.
“NRZ Party” means NRZ and each subsidiary thereof.
“Other Party” is defined in Section 2.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
“Sale Transaction” is defined in the introductory paragraph.
“Seller” is defined in the introductory paragraph.
“Specified Call Rights” means, collectively, the Call Rights and Direction Rights of NRZ and its subsidiaries with respect to the Specified RMBS Transactions.
“Specified RMBS Transaction” is defined in the first paragraph.
“Termination Price” means, in respect of any residential mortgage-backed securitization transaction, the “termination price”, “purchase price” or the equivalent thereof required to be paid in accordance with the definitive documentation for such residential mortgage-backed securitization transaction in connection with the exercise of any Call Right.
“Withdrawal Notice” is defined in Section 4(iii).
[signature pages follow]
Please acknowledge your agreement with the terms of this letter agreement by executing it in the space provided below and returning it to us.

Very truly yours,
NEW RESIDENTIAL INVESTMENT CORP.

By:/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer

Acknowledged and agreed to as of
the date first above written:
FORTRESS CREDIT OPPORTUNITIES V ADVISORS LLC

By    /s/ David N. Brooks
Name: David N. Brooks
Title: Secretary
Schedule 1
CUSIPs Subject to the Specified RMBS Transaction